Exhibit 99.1

Intelligent Product Solutions Inc.
Financial Statements
Three Months Ended December 31, 2017 (Unaudited) and
Years ended September 30, 2017 and 2016

Intelligent Product Solutions Inc.
Contents

Independent Auditor's Report	3

Financial Statements:

Balance Sheets as of December 31, 2017 (Unaudited) and September 30, 2017 and 2016	4

Statements of Operations for the Three Months Ended December 31, 2017 (Unaudited) and 2016
(Unaudited) and for the Years Ended September 30, 2017 and 2016	5

Statements of Shareholder's Equity for the Three Months Ended December 31, 2017 (Unaudited)
and for the Years Ended September 30, 2017 and 2016	6

Statements of Cash Flows for the Three Months Ended December 31, 2017 (Unaudited) and 2016
(Unaudited) and for the Years Ended September 30, 2017 and 2016	7

Notes to Financial Statements	8-13

Independent Auditor’s Report

To the Shareholders of
Intelligent Product Solutions Inc.

We have audited the accompanying financial statements of Intelligent Product Solutions Inc., which comprise the balance sheets as of September 30, 2017 and 2016, and the related statements of operations, shareholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Product Solutions Inc. as of September 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Jericho, New York

March 23, 2018

INTELLIGENT PRODUCT SOLUTIONS INC.
BALANCE SHEETS

	December 31,	September 30,
	2017	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$137,431	$188,901	$92,141
Accounts receivable, net	2,732,847	2,314,254	2,316,232
Prepaid expenses and other current assets	266,062	226,501	159,191
Total current assets	3,136,340	2,729,656	2,567,564

Property and equipment, net	352,247	364,731	424,515

Other assets:
Security Deposits	53,500	53,500	55,500

Total assets	$3,542,087	$3,147,887	$3,047,579
Liabilities and shareholders' equity
Current liabilities:
Line of Credit	$950,000	$850,000	$950,000
Accounts Payable	213,128	206,886	124,403
Accrued Expenses	243,179	243,496	313,949
Deferred Income	310,944	71,641	9,500
Notes Payable - Short-term portion	391,248	394,396	332,943
Capital Leases Payable - Short-term portion	43,627	46,813	44,223
Officer's Loans	626,183	630,493	44,036
Total current liabilities	2,778,309	2,443,725	1,819,054
Other liabilities:
Notes Payable - Long-term portion	132,121	207,975	504,119
Capital Leases Payable - Long-term portion	54,073	50,126	58,563
Deferred Rent	433,034	434,337	433,370
Total other liabilities	619,228	692,438	996,052
Total liabilities	3,397,537	3,136,163	2,815,106
Commitments and contingencies - See Note 4
Shareholders' equity:
Common stock, $0 par value, 200 shares authorized
100 shares issued and outstanding, respectively	-	-	-
Additional paid-in capital	32,000	32,000	32,000
Accumulated (deficit), Earnings	112,550	(20,276)	200,473
Total shareholders' equity	144,550	11,724	232,473
Total liabilities and shareholders' equity	$3,542,087	$3,147,887	$3,047,579

The accompanying notes are an integral part of the financial statements .

INTELLIGENT PRODUCT SOLUTIONS INC.
STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)
Net revenues	$3,572,396	$3,139,851	$13,453,085	$12,471,569
Cost of goods sold	2,549,036	2,400,872	10,503,370	9,993,449
Gross profit	1,023,360	738,979	2,949,715	2,478,120
Operating expenses:
Sales and marketing	236,902	232,625	895,979	847,238
General and administrative	613,673	520,024	2,126,783	2,172,447
Total operating expenses	850,575	752,649	3,022,762	3,019,685
Income (Loss) from Operations	172,785	(13,670)	(73,047)	(541,565)
Other Expenses
Interest Expense, net	(38,642)	(29,003)	(133,589)	(65,138)
Income (Loss) before Income Taxes	134,143	(42,673)	(206,636)	(606,703)
Provision for Income Taxes	(1,317)	(4,542)	(14,113)	(20,605)

Net Income (Loss)	$132,826	$(47,215)	$(220,749)	$(627,308)

The accompanying notes are an integral part of the financial statements .

INTELLIGENT PRODUCT SOLUTIONS INC.
STATEMENTS OF SHAREHOLDER'S EQUITY

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Earnings / (Deficit)	Total
Balance - October 1, 2015	100	$-	$32,000	$954,636	$986,636
Net Loss	-	-	-	(627,308)	$(627,308)
Stockholder's Distributions	-	-	-	(126,855)	$(126,855)
Balance - September 30, 2016	100	-	32,000	200,473	$232,473
Net Loss	-	-	-	(220,749)	$(220,749)
Balance - September 30, 2017	100	$-	$32,000	$(20,276)	$11,724
Net Income (Unaudited)	-	-	-	132,826	$132,826
Balance - December 31, 2017 (Unaudited)	100	$-	$32,000	$112,550	$144,550

The accompanying notes are an integral part of the financial statements .

INTELLIGENT PRODUCT SOLUTIONS INC.
STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Years Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities:
Net Income (Loss)	$132,826	$(47,215)	$(220,749)	$(627,308)
Adjustments to reconcile net income (loss) to net cash
Used in Operating Activities:
Allowance for Bad Debt	22,282	-	13,318	-
Depreciation and amortization	32,678	26,137	106,333	105,342
Deferred rent	(1,303)	960	967	9,017
Changes in operating assets and liabilities:
Accounts receivable	(440,873)	(432,883)	(11,340)	426,659
Prepaid expenses and other current assets	(39,562)	14,671	(67,310)	(76,317)
Security Deposits	-	-	2,000	-
Accounts payable	6,242	73,805	82,483	38,492
Accrued Expenses	(2,236)	13,177	(70,453)	29,663
Deferred Income	239,303	(3,000)	62,141	(157,500)
Net cash used in operating activities	(50,643)	(354,348)	(102,610)	(251,952)
Cash Flows From Investing Activities:
Purchases of Fixed Assets	(4,315)	-	(20,955)	(5,071)
Net cash used in investing activities	(4,315)	-	(20,955)	(5,071)
Cash Flows From Financing Activities:
Proceeds from Line of Credit	150,000	50,000	700,000	1,700,000
Repayments of Line of Credit	(50,000)	-	(800,000)	(1,000,000)
Proceeds from Notes Payable	-	150,000	150,000	391,099
Repayments of Notes Payable	(79,002)	(76,738)	(384,691)	(598,366)
Repayment of Capital Leases	(13,198)	-	(31,441)	(39,199)
Borrowings from Officers	105,950	488,221	743,571	150,761
Repayments of Borrowings from Officers	(110,262)	(23,058)	(157,114)	(150,761)
Distributions to Shareholders	-	-	-	(126,855)
Net cash provided by financing activities	3,488	588,425	220,325	326,679
Net increase (decrease) in cash and cash equivalents	(51,470)	234,077	96,760	69,656
Cash and cash equivalents at beginning of period	188,901	92,141	92,141	22,485
Cash and cash equivalents at end of period	$137,431	$326,218	$188,901	$92,141

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for Interest	$31,983	$21,709	$130,488	$63,609
Cash paid during the period for Income Taxes	$1,909	$4,697	$14,724	$21,721

Supplemental Disclosure of Cash Flow Information:
Purchased fixed assets through capital lease agreements	$15,879	$-	$25,594	$77,599

The accompanying notes are an integral part of the financial statements.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1      OVERVIEW

     Intelligent Product Solutions Inc. (“IPS” or “the Company”) was formed on December 14, 2007 and has elected to be treated as an “S” corporation for federal and state income tax purposes. IPS is a single source solution for the full spectrum of hardware and software product design and engineering services. The Company has extensive end to end experience in Internet of Things (“IoT”) technologies development and is currently involved in dozens of connected product designs. IPS specializes in the rapid “productization” of emerging technologies and advanced materials into high-value consumer and industrial products and applications. Its customers include market leaders that require sophisticated design solutions for their most promising and potentially profitable ideas.

     IPS offers fully integrated design and engineering services in industrial design, product development, electrical, mechanical and software engineering services as well as program management, IoT Systems Architecture, Optical Engineering, user experience/user interface (“UX/UI”) and marketing services.

NOTE 2      ACCOUNTING POLICIES

Use of Estimates

     The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Risk and Uncertainties

     The Company’s financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. IPS has net income of $132,826 (unaudited) for the three months ended December 31, 2017 compared to a net loss of $47,215 (unaudited) for the three months ended December 31, 2016, and has accumulated earnings of $112,550 (unaudited) at December 31, 2017. IPS has incurred a net loss of $220,749 and $627,308 for the years ended September 30, 2017 and 2016, respectively, and had an accumulated deficit of $20,276 as of September 30, 2017. The Company’s cash used in operations was $50,643 (unaudited) and $354,348 (unaudited) during the three months ended December 31, 2017 and 2016, respectively. The Company’s cash used in operations was $102,610 and $251,952 during the years ended September 30, 2017 and 2016, respectively.

     On January 18, 2018, IPS shareholders sold 100% of its outstanding common stock to Forward Industries, Inc. (“Forward”) in a stock purchase agreement.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank and financial institution deposits in the United States. Deposits in these institutions may exceed the amount of insurance provided on such deposits. Historically, we have not experienced any losses due to such cash concentrations.

Accounts Receivable

     Accounts receivable consist of unsecured trade accounts with customers. The Company performs periodic credit evaluations of its customers including an evaluation of days outstanding, payment history, recent payment trends, and perceived creditworthiness, and believes that adequate allowances for any uncollectible receivables are maintained. Credit terms to customers generally range from net thirty (30) days to net one hundred twenty (120) days. At December 31, 2017 the allowance for doubtful accounts was $35,600 (unaudited). At September 30, 2017 and 2016, the allowance for doubtful accounts relating to the Company’s accounts receivable was $13,318 and $0, respectively.

Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and computer software and are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for furniture, fixtures, equipment and computer software range from three to seven years.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

Leases

     The Company enters into various lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Leases may contain initial periods of free rent and/or periodic escalations. When such items are included in a lease agreement, the Company records rent expense on a straight-line basis over the initial term of a lease. The difference between the rent payment and the straight-line rent expense is recorded as a deferred rent liability. The Company expenses any additional payments under its operating leases for taxes, insurance or other operating expenses as incurred.

     Assets and liabilities under capital leases are recorded at the present value of the minimum lease payments. Assets are depreciated over their estimated useful lives.

Income Taxes

     IPS has elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code and New York State Franchise Tax Codes, to have the Company report its income for Federal and state tax purposes as an “S” corporation. The shareholders report their respective shares of the net taxable income or loss on their personal tax returns. Therefore, no provision is made for Federal or state level income taxes, except for various state level taxes imposed on “S” corporations, when applicable.

     The Company accounts for uncertainty in income taxes in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 740, "Income Taxes". Application of this topic involves an assessment of whether each income tax position is "more likely than not" of beings sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the "more likely than not" recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50% likelihood of being realized upon effective settlement with the tax authority. There were no uncertain income tax positions at December 31, 2017 (unaudited) and at September 30, 2017 and 2016. The Company’s Federal, state, and local income tax returns prior to fiscal year 2014 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in the law, and new authoritative rulings for future income tax returns.

     The Company accrues interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision. There were no income tax related interest and penalties recorded for the three months ended December 31, 2017 (unaudited) and for the years ended September 30, 2017 and 2016.

Revenue Recognition

     The Company generally recognizes revenue from sales to its customers based on: (i) time and material incurred; (ii) the performance of services as per the agreement; (iii) persuasive evidence that an arrangement exists and (iv) collection of the related accounts receivable is reasonably assured. The Company defers revenue when it receives consideration before achieving the criterion previously mentioned.

Fair Value of Financial Instruments

     For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments. The carrying amount of short-term and long-term debt approximates its fair value due to the variable interest rate it carries.

Advertising and marketing

     Advertising costs are expensed as incurred and are included in the selling and marketing expenses on the statement of operations. Advertising and marketing expenses for the three months ended December 31, 2017 and 2016 were $5,871 (unaudited) and $27,469 (unaudited), respectively. Advertising and marketing expenses for the years ended September 30, 2017 and 2016 were $63,353 and $52,649, respectively.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

Subsequent Events

     The Company has evaluated subsequent events through March 23, 2018, the date the financial statements were available to be issued.

NOTE 3      PROPERTY AND EQUIPMENT, net

Property and equipment and related accumulated depreciation and amortization are summarized in the table below:

	December 31,	September 30,
	2017	2017	2016
	(Unaudited)
Furniture and fixtures	$225,551	$225,551	$225,551
Equipment (including assets under capital leases)	643,470	623,276	586,046
Computer software	9,319	9,319	-
Property and equipment, cost	878,340	858,146	811,597

Less: accumulated depreciation and amortization	(526,093)	(493,415)	(387,082)
Property and equipment, net	$352,247	$364,731	$424,515

Depreciation and amortization expense was $32,678 (unaudited) and $26,137 (unaudited) for the three months ended December 31, 2017 and 2016, respectively, and $106,333 and $105,342 for the years ended September 30, 2017 and 2016, respectively.

NOTE 4      COMMITMENTS AND CONTINGENCIES

Lease Commitments

     The Company leases office space for its corporate headquarters in Hauppauge, NY under a non-cancellable operating lease agreement expiring on February 28, 2027.

     The Company also leased space for its office in Seattle, Washington which ended on October 31, 2017. The monthly rent payment was $3,624.

Future minimum rental payments due under non-cancellable operating leases as of September 30, 2017 are as follows:

2018	$333,980
2019	338,902
2020	347,706
2021	356,773
2022	366,112
Thereafter	1,736,247
Total	$3,479,720

     The Company has recorded a deferred rent liability to account for the difference between the actual payments and the straight-line expense, which will reverse in future years when the actual payment will exceed the straight-line expense.

     Rent expense was $73,489 (unaudited) and $79,842 (unaudited) for the three months ended December 31, 2017 and 2016, respectively, and $336,799 and $374,589 for the years ended September 30, 2017 and 2016, respectively.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

Capital Leases

The Company leases computer equipment through various capital lease agreements expiring through January 2022. The following is a summary of computer equipment held under capital leases:

	December 31,	September 30,
	2017	2017	2016
	(Unaudited)
Computer Equipment	$219,511	$203,632	$152,264
Accumulated Depreciation	54,337	43,364	24,009
Net Book Value	$165,174	$160,268	$128,255

Future minimum rental payments subsequent to September 30, 2017 under these capital leases are as follows:

Year Ending September 30,
2018	$50,100
2019	29,750
2020	17,981
2021	8,276
2022	800
Total minimum lease payments	106,907
Less: Amount representing interest	9,968
Present Vallue of minimum lease payments	$96,939

NOTE 5      DEBT

The following is a summary of the outstanding debt as of December 31, 2017 and September 30, 2017 and 2016:

	December 31,	September 30,
	2017	2017	2016
	(Unaudited)
$1,000,000 Term Loan	$235,232	$287,955	$493,357
$325,000 Term Loan	196,309	216,514	293,705
$50,000 Term Loan	-	-	50,000
$100,000 Term Loan	61,222	65,268	-
$50,000 Term Loan	30,606	32,634	-
Total	$523,369	$602,371	$837,062
Less: Short-Term Debt	391,248	394,396	332,943
Long-Term Debt	$132,121	$207,975	$504,119

On January 8, 2014, the Company entered into a term loan with a lender in the amount of $1,000,000. The loan matures on January 8, 2019 and bears interest at a rate of 4.230% per annum. Interest and principal of $18,546 is paid on a monthly basis through maturity. This loan is secured by all of the Company’s assets and is personally guaranteed by the shareholders.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

Outstanding balances as of December 31, 2017 was $235,232 (unaudited) and as of September 30, 2017 and 2016 were $287,955 and $493,357, respectively. The agreement contains certain restrictive covenants which the Company was in default of as of September 30, 2017 and received the necessary waiver from the lender.

     On April 1, 2016, the Company entered into a term loan with a lender in the amount of $325,000. The loan matures on April 1, 2020 and bears interest at a rate of 4.215% per annum. Interest and principal of $7,378 is paid on a monthly basis through maturity. This loan is secured by all of the Company’s assets and is personally guaranteed by the shareholders. Outstanding balances as of December 31, 2017 was $196,309 (unaudited) and as of September 30, 2017 and 2016 was $216,514 and $293,705, respectively. The agreement contains certain restrictive covenants which the Company was in default of as of September 30, 2017 and received the necessary waiver from the lender.

     On September 27, 2016, the Company entered into a term loan with a lender in the amount of $50,000. The loan matured on January 27, 2017 and bore interest at a rate of 12% per annum. The loan was repaid with interest during the year ended September 30, 2017. Outstanding balance as of September 30, 2016 was $50,000.

     On October 19, 2016, the Company entered into a term loan with a lender in the amount of $100,000 with the first three monthly payments being interest only. The loan matures on January 19, 2019 and bears interest at a rate of 12% per annum. Interest and principal of $4,707, which began after the first three interest only payments, is paid on a monthly basis through maturity. This loan is unsecured. Outstanding balance as of December 31, 2017 was $61,222 and as of September 30, 2017 was $65,268. The outstanding balance was paid off in January 2018.

     On October 19, 2016, the Company entered into a term loan with a lender in the amount of $50,000 with the first three monthly payments being interest only. The loan matures on January 19, 2019 and bears interest at a rate of 12% per annum. Interest and principal of $2,354, which began after the first three interest only payments, is paid on a monthly basis through maturity. This loan is unsecured. Outstanding balance as of December 31, 2017 was $30,606 and as of September 30, 2017 was $32,634. The outstanding balance was paid off in January 2018.

     On January 31, 2017, the Company entered into a term loan with a lender in the amount of $252,500. The loan bore interest at a rate of 11.32% per annum. Interest and principal of $44,464 was paid on a monthly basis through maturity. This loan was fully repaid in July 2017.

     Future minimum principal payment requirements under the working capital and equipment term loan agreements in each of the years subsequent to September 30, 2017 are as follows:

2018	$394,396
2019	157,948
2020	50,027
Total	$602,371

NOTE 6       LINE OF CREDIT

     On January 8, 2014, the Company entered into a $750,000 line of credit agreement with a lender. On April 3, 2015, this line of credit was amended and the borrowing amount was increased to $1,000,000. Borrowing under this line of credit bears interest at a rate of 0.75% above The Wall Street Journal Prime Rate. The line of credit renews annually at the discretion of the lender and currently is scheduled to renew on April 4, 2018. The effective interest rate at December 31, 2017 was 5.25% (unaudited) and at September 30, 2017 and 2016 was 5.00% and 4.25%, respectively. This loan is secured by all of the Company’s assets and is personally guaranteed by the shareholders. The outstanding balance under the line of credit as of December 31, 2017 was $950,000 (unaudited) and as of September 30, 2017 and 2016 was $850,000 and $950,000, respectively.

NOTE 7      RELATED PARTY TRANSACTIONS

     During the three months ended December 31, 2017, the Company borrowed $100,000 (unaudited) and for the years ended September 30, 2017 and 2016, the Company borrowed $743,571 and $150,761, respectively, from its officers at interest rates ranging from 4% to 7.5%. The loans are classified as current on the balance sheets due to the ability of the officers to request payment at any time. The total loan balances were $626,183 (unaudited) as of December 31, 2017 and $630,493 and $44,036 as of September 30, 2017 and 2016, respectively.

INTELLIGENT PRODUCT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS

     During the year ended September 30, 2016, the Company made distributions of $126,855 to its shareholders. There were no distributions made for fiscal year 2017 or for the three months ended December 31, 2017 (unaudited).

NOTE 8      LEGAL PROCEEDINGS

     From time to time, the Company may become a party to other legal actions or proceedings in the ordinary course of its business. As of December 31, 2017 (unaudited), there were no such actions or proceedings, either individually or in the aggregate, that, if decided adversely to the Company’s interests, the Company believes would be material to its business.

NOTE 9      401(K) PLAN

     The Company maintains a 401(k) benefit plan allowing eligible United States-based employees to contribute a portion of their salary in an amount up to the annual maximum amounts as set periodically by the Internal Revenue Service. In accordance with applicable Safe Harbor provisions, the Company made matching contributions of $32,524 (unaudited) and $24,880 (unaudited) during the three months ended December 31, 2017 and 2016, respectively, and $121,683 and $111,720 during the fiscal years ended September 30, 2017 and 2016, respectively, which are reflected in the accompanying statements of operations. The Company’s contributions vest immediately.

NOTE 10      CONCENTRATIONS

     For the quarter ended December 31, 2017 (unaudited), three customers accounted for approximately 43% of total revenue and 38% of outstanding accounts receivable as of December 31, 2017.

     For the quarter ended December 31, 2016 (unaudited), three customers accounted for approximately 35% of total revenue and four customers accounted for approximately 55% of outstanding accounts receivable as of December 31, 2016.

     During the year ended September 30, 2017, three customers accounted for approximately 40% of total revenue and approximately 53% of outstanding accounts receivable as of September 30, 2017.

     During the year ended September 30, 2016, one customer accounted for approximately 23% of total revenue and approximately 12% of outstanding accounts receivable as of September 30, 2016.